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Law Offices of Joseph L. Pittera
2214 Torrance Boulevard
Suite 101
Torrance, California 90501
Telephone (310) 328-3588
Facsimile (310) 328-3063
E-mail: jpitteralaw@gmail.com

April 30, 2013

Board of Directors
Bio- Matrix Scientific Group, Inc.
4700 Spring Street, Suite 304,
La Mesa, California 91942

Re:   BIO-MATRIX SCIENTIFIC GROUP, INC. 2013 EMPLOYEE AND CONSULTANTS STOCK
         COMPENSATION PLAN

To Whom It May Concern:

In connection with the Registration Statement on Form S-8 (the “Registration Statement”) of Bio-Matrix Scientific Group, Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”), you have asked me to furnish my opinion as to the legality of the securities being registered under the Registration Statement.  The Registration Statement relates to the registration under the Act of 30,000,000 shares of the Company’s common stock, par value $0.0001 per share to be issued pursuant to the BIO-MATRIX SCIENTIFIC GROUP, INC. 2013 EMPLOYEE AND CONSULTANTS STOCK COMPENSATION PLAN (“Employee and Consultants Plan”). Common shares to be issued pursuant to the Employee and Consultants Plan may be collectively referred to as “Shares”.

In connection with the registration, I have reviewed the proceedings of the Board of Directors of the Company relating to the registration and proposed issuance of the Shares, the Certificate of Incorporation of the Company, the Bylaws of the Company, the Employee and Consultants Plan and such other documents and matters as I have deemed necessary to the rendering of the following opinion.

Based upon that review, it is my opinion that the Shares, when issued will be legally issued, fully paid, and non-assessable. I do not find it necessary for the purposes of this opinion to cover, and accordingly I express no opinion as to the application of the securities or blue sky laws of the various states of the United States to the issuance and sale of the Shares.

I consent to the use of this opinion in the registration statement filed with the Securities and Exchange Commission in connection with the registration of the Shares.

Sincerely,

/S/ Joseph L. Pittera

Joseph L. Pittera

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